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Exhibit 23.2

CONSENT OF AMANE ADVISORS & PARTNERS LTD.

        We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission by Evoqua Water Technologies Corp. or its affiliates (the "Company") in connection with a public offering of its common stock, and any amendments thereto, including the prospectus contained therein (the "Registration Statement"), to the inclusion of quotations or summaries of or references in the Registration Statement to information contained in the market analyses or reports prepared for and supplied to the Company by Amane Advisors & Partners Ltd. or its affiliates, and to being named as an expert in the Registration Statement (and being included in the caption "Experts" in the Registration Statement). Amane Advisors & Partners Ltd. also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

AMANE ADVISORS & PARTNERS LTD.

By:	/s/ GEOFF GAGE
	Name:	Geoff Gage
	Title:	Managing Partner

Date: March 8, 2018

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  Exhibit 23.2
CONSENT OF AMANE ADVISORS & PARTNERS LTD.